Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 16, 2011, including in the Proxy Statement of Centra Financial Holdings, Inc. that is made a part of the Registration Statement (Form S-4, No. 333-________) and related Prospectus of United Bankshares, Inc. for the registration of 6,550,000 shares of its common stock.

/s/ Ernst & Young, LLP

Charleston, West Virginia

March 16, 2011